Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the quarterly report of Zenitech Corporation (the "Company”) on Form 10-Q for the three months ended March 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, Hong Yang, in the capacities and on the dates indicated below, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 16, 2011

By:	/s/ Hong Yang
Hong Yang
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)